Exhibit 99.1

For Immediate Release

MetaBank® announces agreement with UniRush, LLC to
issue the Prepaid RushCard

SIOUX FALLS, S.D. (08/27/14) – Meta Payment Systems, a division of MetaBank, and a leading issuer of prepaid cards, has entered into a multi-year agreement with UniRush, LLC, to issue the Prepaid RushCard. RushCard represents another way for MetaBank to achieve its vision of promoting financial inclusion for everyone while assisting UniRush in executing on its mission of empowering members by providing access to services that enable them to achieve their personal and financial goals.

RushCard has significant growth plans for the future, and its relationship with MetaBank will lend itself to those plans, according to UniRush CEO Rick Savard. “After a careful review of potential issuers, we selected MetaBank based on its extensive prepaid experience, solid business model and overall infrastructure in place to offer RushCard an issuing partnership that will enable us to grow and expand our business,” he said.

MetaBank President Brad Hanson looks forward to working with UniRush on developing future products and services. “It will be a pleasure working with the quality team at UniRush to offer more financial options to consumers,” he said. “Like Meta, UniRush has a long history of helping to improve the financial dignity of millions of people who don’t have or choose not to use the traditional financial products many of us take for granted.”

About UniRush, LLC
UniRush, LLC, which helped pioneer the prepaid debit card industry with the Prepaid RushCard, one of the first general purpose reloadable prepaid debit cards in the marketplace, provides members with access to services that enable them to achieve their personal and financial goals. UniRush offers Americans an array of basic financial services via the RushCard. To learn more about the RushCard, visit www.rushcard.com or find us at facebook.com/rushcard or on Twitter @RushCard.

Media Contact:
Larry Kopp
The TASC Group
Phone: 646-723-4344
larry@thetascgroup.com

About MetaBank®
MetaBank®, through its Meta Payment Systems® (MPS) division, delivers innovative financial products that change the way people use, borrow and manage money. Based in Sioux Falls, South Dakota, MPS is a recognized leader in the prepaid card industry and provides innovative payment solutions delivered nationally in collaboration with market-leading partners. MPS focuses on offering specific product solutions in the following areas: prepaid cards, credit products, ACH origination and ATM sponsorship. Meta Financial Group, Inc.® (NASDAQ Global Market®: CASH), is the holding company for federally chartered savings bank MetaBank, Member FDIC. For more information, visit www.metapay.com.

Media Contact:
Eric Backstrom
Director of Marketing and Communications
Phone: 605.782.0908
ebackstrom@metapay.com

This press release and other important information about the Company are available at www.metafinancialgroup.com.

Meta Financial Group, Inc.®, (“Meta Financial” or “the Company” or “us”) and its wholly-owned subsidiary, MetaBank® (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including this earnings release, statements contained in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank® (the “Bank”) or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the impact of changes in financial services’ laws and regulations, including but not limited to our relationship with our regulators, the OCC and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.